Exhibit 10.1

Amazon Payments, Inc. Customer Agreement

Updated November 8, 2012

By registering for one or more accounts or using the products and services (collectively, the "Service") provided by Amazon Payments, Inc. ("we" "us" or "our"), the applicant (if registering as an individual) or the business employing the applicant (if registering as a business) ("you" or "your") accepts this agreement (the "Agreement"). You may not use or access the Service unless you agree to this Agreement.

General Terms

1. Application; Policies and Specific Terms; Precedence

1.1 Application of Agreement. This Agreement applies whether (a) you access the Service using any service, website or application (collectively, "Application") of a third party or one owned or controlled by us or any entity controlled by, in control of, or under common control with us (an "Affiliate"), or (b) you send or receive payments or you initiate payments on behalf of other customers through an Application.

1.2 Agreement Structure. This Agreement incorporates, and you accept and agree to, the following: (a) Section 1 through Section 11 of these terms (the "General Terms"), (b) the policies, notices, procedures, Specifications (described below), FAQs, guides, and guidelines that are provided or made available to you, appear on our website located at www.amazonpayments.com (such site, and any successor site, the "Site") or the websites for sellers located at https://sellercentral.amazon.com/ (such site, and any successor site, "Seller Central") or are referenced in this Agreement (collectively, the "Policies"), and (c) the specific account terms that apply to the accounts available through the Service (the "Specific Terms").

1.3 Precedence. In the event of any conflicts between the Policies and these General Terms or the Specific Terms, the General Terms or Specific Terms will prevail unless a Policy expressly states that it supersedes the General Terms or the Specific Terms. In the event of any conflict between the General Terms and the Specific Terms, the Specific Terms will prevail.

1.4 Amendment. We may modify this Agreement, the Specifications, the Amazon Payments Materials (described below), or the Service at any time. We will post any modification to this Agreement to the Site. Except as specified in the Specific Terms, the modification will become effective upon the earlier of posting it to our Site or otherwise communicating it to you, and you will be deemed to accept the modification if you use the Site or the Service after it has been posted. If you do not accept a change to this this Agreement, the Specifications, the Amazon Payments Materials, or the Service, your sole remedy is to contact us and close your account. Except as expressly provided above, no modification or amendment of this Agreement will be binding on us unless set forth in a writing signed by us.

2. Registration

2.1 Eligibility. To use the Service, (a) you must have an e-mail account and create a payment account with us (a "Payment Account") by providing complete and accurate registration information, (b) if the applicant is registering as an individual, the applicant must be at least 18 years old, or if the applicant is registering on behalf of a business, the applicant must be duly authorized to enter into this Agreement on behalf of the business, and (c) you must be (i) a permanent U.S. resident (which does not include holders of U.S. visas), (ii) a U.S. citizen, or (iii) a business entity authorized to do business and having a physical presence in the United States. However, you may open a Personal Account with limited functionality even if you are not a permanent U.S. resident (which does not include holders of U.S. visas) or a U.S. citizen. We may refuse at any time and for any reason to provide the Service to anyone.

2.2 Creating Accounts. Your Payment Account is linked to your Amazon Account (described below). To create a new Payment Account, you must register using your existing Amazon Account or complete the registration process for new users by entering all required information. If you register using your Amazon Account, the information in your Amazon Account will be used to complete the registration information for your Payment Account. You may be required to provide additional information. If you do not have an existing Amazon Account when you register for the Service, a new Amazon Account will be automatically and concurrently established in your name with the same e-mail address and password you provide to us. An "Amazon Account" is any customer account (a) that you have established with certain websites owned or controlled by Affiliates of Amazon.com, Inc. or operated by Affiliates of Amazon.com, Inc. on behalf of third parties (the "Amazon Network Sites"), and (b) whose username, password, or other login credentials permit access to the Amazon Network Sites.

2.3 Verification. We may at any time require you to provide information to verify your identity before we permit you to access some or all of the features of the Service. That information may include without limitation your social security number or employer identification number, a valid U.S. credit card, a valid checking, savings or other ACH-enabled bank account at a financial institution in the United States that has been verified by the process outlined on our Site (your "Bank Account"), or other financial, business or personal information. We may make, directly or through third parties, inquiries to validate information that you provide to us. You authorize us to obtain from time to time one or more of your consumer credit reports to establish, update, or renew your Payment Account with us or in the event of a dispute relating to this Agreement or the activity under your Payment Account. You are solely responsible for taking appropriate steps to verify the identity of other users of the Service with whom you transact. You must update all Payment Account information promptly upon any change.

2.4 Your E-mail Address. Your e-mail address and a password that you select will be used to access the Site and, if applicable, Seller Central and for communications with you (as further described in Section 11.1). You may be required to verify your e-mail address depending on features of the Service that you would like to use. You also may be prompted to answer several security questions or be issued access keys or credentials that may be used to enable access to the Service and authorize transactions. Your password and access keys or credentials are your "Credentials." You are responsible for maintaining the secrecy and security of your Credentials and for any use of or action taken under your Credentials. You should not disclose your Credentials to any third party (other than third parties authorized by you to use your account). If your Credentials are compromised, you must change your Credentials immediately and notify us immediately.

3. Your Payment Account

3.1 Account Types. Three types of Payment Accounts are available through the Service: Personal Accounts, Business Accounts, and Seller Accounts. Specific Terms applicable to each of these Payment Accounts are provided in addition to these General Terms.

3.2 Account Balances. If you are a permanent U.S. resident (which does not include holders of U.S. visas), a U.S. citizen, or a business entity authorized to do business and having a physical presence in the United States, you may hold monetary balances that you load or receive from other users in your Payment Account (your "Balance") subject to the terms of this Agreement. You are not required to maintain a Balance to use the Service. When you carry a Balance, you appoint us as your agent with respect to your Balance, which will be co-mingled and held with funds belonging to other users in one or more accounts at Wells Fargo Bank, N.A. (or such successor bank as we may determine from time to time) on your behalf and for the benefit of you and other users holding balances (each a "Pooled Account"). U.S. dollar balances held in the Pooled Account are eligible for FDIC pass-through insurance, meaning that your Balance may be FDIC insured up to $250,000 (or such other amount as determined by applicable law*). We have sole discretion over the establishment and maintenance of any Pooled Account. We will hold your Balance separate from our corporate funds, will not use your Balance for our corporate purposes, will not voluntarily make your Balance available to our creditors in the event of bankruptcy or for any other purpose, and will not knowingly permit our creditors to attach your Balance. You will not receive interest or any other earnings on your Balance. You irrevocably assign to us all rights and legal interests to any interest or other earnings that accrue or are attributable to your Balance in a Pooled Account.

*From December 31, 2010, through December 31, 2012, the FDIC will fully insure all funds in non-interest bearing transaction accounts. This temporary unlimited coverage is in addition to and separate from the coverage of at least $250,000 available to depositors on interest bearing accounts under the FDIC's general deposit insurance rules.

3.3 Reserve. We may require that you maintain a minimum balance in your Payment Account or establish a separate reserve account (a "Reserve") to secure the performance of your payment obligations under this Agreement. The Reserve will be in an amount we determine to cover our risk from providing the Service to you (including without limitation anticipated Chargebacks or credit risk) or the amount designated by our Processor (described below). The Reserve may be established upon your initial use of the Service and may be raised, lowered or removed from time to time. You agree that we may fund the Reserve from your Balance, funds sent by you upon our request, or funds due to you under this Agreement. You grant us a security interest in and lien on all funds held in any Reserve, and you also authorize us to make any withdrawals or debits from the Reserve, without prior notice to you, to collect amounts that you owe us, our Affiliates, or other customers. You will execute any additional documentation required for us to perfect our security interest in any funds in the Reserve. This security interest survives for as long as we hold funds in your Reserve. You irrevocably assign to us all rights and legal interests to any interest or other earnings that accrue or are attributable to your Reserve.

3.4 Account Limits; Availability of Funds. Your Payment Account may be subject to certain limits, which may affect your ability to send, receive, or withdraw funds. Any limits may be modified at any time. These limits may be affected by several factors, including without limitation our assessment of the risk associated with your Payment Account, the amount of pending or potential Chargebacks, the information you provide, our ability to verify your account information, and requirements of law. In addition to account limits, we may restrict transactions to or from your Payments Account or limit access to funds in your Payment Account in an amount and for a period of time we deem necessary to protect us or other users including without limitation if (a) we are subject to financial risk, (b) you have violated any term of this Agreement, (c) you have pending Chargebacks or we believe you may have Chargebacks, (d) any dispute exists involving your Payment Account or transaction conducted in connection with your Payment Account, (e) needed to protect the security of our systems, or (f) required by law or court order or if otherwise requested by law enforcement or any governmental entity. We may inspect your Payment Account for any reason.

3.5 Buyer Dispute Program. When you sell goods or services using our Service, you will cooperate with us to resolve complaints submitted through our Buyer Dispute Program. You will respond to our inquiries and deliver to us any information requested by us regarding any disputed sales transactions within 5 business days of our request. The Buyer Dispute Program includes our "A-to-z Guarantee," which applies only to claims involving the sale of physical goods. If we receive a claim under the A-to-z Guarantee (or any substantially consistent offer) concerning one of your transactions, you will deliver to us within 5 business days: (a) proof of delivery of the applicable goods, (b) the applicable transaction identification number, and (c) a description of the applicable goods. If the claim is not caused by Card (described below) fraud for which we are responsible under the Specific Terms or our failure to make the applicable transaction information available as it was received by us, or if you fail to comply with the immediately preceding sentence, then you owe us the amount of the customer purchase (including without limitation the purchase price, all associated shipping and handling charges and all taxes) and all Network (described below), bank or other payment processing, re-presentment and other fees associated with the original purchase and any Chargeback or refund. If you (as a buyer or seller) are involved in a dispute with another user involving the sale of physical goods under our A-to-z Guarantee, you release us (and our agents and employees) from any and all claims, demands, and damages (actual and consequential) in any way connected with the dispute and the transaction.

3.6 Account History. When a deposit, payment, or withdrawal is authorized to or from your Payment Account, we will update your account activity on the Site or Seller Central (as applicable) and provide you a transaction confirmation. The confirmation will serve as your receipt. Except as required by law, you are solely responsible for (a) compiling and retaining permanent records of all transactions and other data associated with your Payment Account and your use of the Service and (b) reconciling and monitoring all payment activity to and from your Payment Account and all transactional information associated with your Payment Account.

3.7 Unauthorized Account Activity. If you believe that there is an error or unauthorized transaction or activity associated with your Payment Account, you should contact us immediately.

3.8 Compliance with Law and Specifications. You will at all times adhere to all law applicable to your use of the Service. Without limiting the foregoing, you may not act as a payment intermediary, aggregator or service bureau or otherwise resell the Service on behalf of any third party, including without limitation the handling, processing, and transmission of funds for any third party. Please review our Acceptable Use Policy for a list of prohibited activities. You will comply with any technical and operational specifications provided or made available by us from time to time with respect to the Service (the "Specifications").

3.9 Dormant Accounts. If there is no activity (as determined by us) in your Payment Account for the period of time set forth in the applicable unclaimed property laws and you have a Balance or funds due to you in connection with your Seller Account ("Seller Account Funds"), we will notify you by sending an e-mail to your registered e-mail address and give you the option of keeping your Payment Account open and maintaining the Balance or Seller Account Funds or using the Balance or Seller Account Funds as permitted by this Agreement. We may also provide notice via U.S. mail. If you do not respond to our notice(s) within the time period specified in the notice(s), we will automatically close your Payment Account and send your Balance or Seller Account Funds to your state of residency, as determined from your primary address. If your address is unknown or registered in a foreign country, your funds will be sent to the state of Delaware.

4. Your Payment Transactions

4.1 Our Role. Except for our limited role in processing payments that you authorize or initiate, we are not involved in any underlying transaction between you, any other user, or any service providers enrolled in the Amazon Flexible Payments Service ("Provider"). We are not a bank and do not offer banking services. We may use the services of one or more third parties to provide the Service and process your transactions (each a "Processor"). Except for qualifying transactions under our Payment Protection Policy described in the Specific Terms for Seller Accounts and Business Accounts, we do not guaranty payment on behalf of any user. We are not a selling agent in connection with any sale by you of goods or services to any person. We have no control over the quality, fitness, safety, reliability, legality, or any other aspect of any good or service that you may purchase or sell using the Service or any Provider's Application that you may use to access the Service.

4.2 Your Authorization. Subject to this Agreement, you authorize us to hold, receive and disburse funds in accordance with your payment instructions, whether provided to us directly or through a Provider's Application, and whether to us in our own capacity or in our capacity as payment processor acting on behalf of sellers of goods or services and other third parties that have appointed us as agent for the limited purpose of receiving payments. Your authorization permits us (a) to debit or credit your Balance, a Bank Account, any credit card, debit card, or other payment cards that we accept ("Cards"), or any other payment method we accept, or (b) to process payment transactions that you authorize by generating a paper draft or an electronic funds transfer. Your authorizations will remain in full force and effect while you maintain your Payment Account with us and for any Bank Account.

4.3 Transaction Limits. We may delay, suspend or reject a transaction for any Payment Account for any reason, including without limitation if we suspect the transaction subjects us to financial or security risk or is unauthorized, fraudulent, suspicious, unlawful, in violation of the terms of this Agreement, subject to dispute (including without limitation a dispute under our Buyer Dispute Program) or Chargeback, or otherwise unusual.

4.4 Chargebacks. The amount of a transaction may be charged back or reversed to your Payment Account (a "Chargeback") if the transaction (a) is disputed by the sender, (b) is reversed for any reason, (c) was not authorized or we have any reason to believe that the transaction was not authorized, or (d) is allegedly unlawful, suspicious, or in violation of the terms of this Agreement. You owe us and will immediately pay us the amount of any Chargeback and any associated fees, fines, or penalties listed in the Fee Schedule or assessed by our Processor, processing financial institutions, or MasterCard, Visa, American Express, Discover, and other payment card networks, associations, or companies ("Networks"). You agree to assist us when requested, at your expense, to investigate any of your transactions processed through the Service. For Chargebacks associated with Cards, we will work with you to contest the Chargeback with the Network or issuing banks should you choose to contest the Chargeback. We will request necessary information from you to contest the Chargeback. Your failure to timely assist us in investigating a transaction, including without limitation providing necessary documentation within 5 days of our request, may result in an irreversible Chargeback.

4.5 Receiving Payments. Subject to this Agreement, we will deposit to your Payment Account the amounts actually received by us for transactions submitted through the Service (less any applicable fees or other amounts we may collect under this Agreement). Unless we, in our sole discretion, elect to deposit funds earlier, funds for any given transaction will not be deposited until we have received or sent the funds and we or the designated financial institutions have accepted the transaction or funds.

5. Payment Terms

5.1 Our Fees. You agree to pay the applicable fees listed on our Fee Schedule ("Fees") whenever you use our Service. We reserve the right to change our Fees at any time, including without limitation if we determine you are incurring excessive Chargebacks. All Balances and all fees, charges, and payments collected or paid through the Service are denominated in U.S. currency. All Fees are charged at the time we process a transaction.

5.2 Set-off and Collection Rights. Without limiting our other rights, we may set-off or deduct any amount you owe us or our Affiliates from your Balance, any proceeds due to you, your Bank Account, and/or other payment instrument registered with us. If we are unable or do not wish in our sole discretion to set-off any amount you owe us or our Affiliates, you will immediately pay us, upon demand, such amount. You also agree to pay all costs and expenses associated with collection in addition to the amount collected, including without limitation any applicable interest, attorneys' fees, court costs, collection agency fees, and other legal expenses.

5.3 Processing Errors. If there is an error in the processing of any transaction, you authorize us to debit or credit your Payment Account or Bank Account, as applicable, to correct such error. If we are unable to debit the Bank Account you select for any reason, you authorize us to resubmit the debit, plus any applicable fees, to any other Bank Account or payment instrument that you have on file with us.

5.4 Taxes. You are responsible for determining any and all taxes and duties assessed, incurred, or required to be collected, paid, or withheld for any reason in connection with any request for or performance of the Service, your use of the Site or Seller Central, the sale or purchase of any products or services for a transaction, or otherwise in connection with any action, inaction, or omission by you or any affiliate of yours, or any of your or their respective employees, agents, contractors, or representatives ("Taxes"). You also are responsible for collecting, withholding, reporting, and remitting correct Taxes to the appropriate tax authority. We may provide you a means for you to determine and apply taxes to your transactions, but we and our Affiliates are not obligated to determine whether Taxes apply and are not responsible for calculating, collecting, reporting, or remitting any Taxes to any tax authority arising from any transaction. Information about you and your transactions using the Service may be reported to the Internal Revenue Service as provided in our policy on IRS Reporting Regulations on Third-Party Payment Transactions.

6. Term and Termination

6.1 Your Rights. Unless otherwise agreed in writing by you, you may terminate this Agreement by closing your Payment Account at any time. You may not close your Payment Account as a means of evading withdrawal restrictions.

6.2 Suspension or Termination by Us. We may suspend this Agreement or terminate this Agreement and close your Payment Account for any reason at any time upon notice to you.

6.3 Effect of Termination. We will not be liable to you for compensation, reimbursement, or damages of any kind in connection with any termination or suspension of the Service. Upon termination of this Agreement for any reason: (a) we may elect to cancel any pending transactions, (b) you will remain liable for all fees, charges, and other payment obligations that have been incurred through the date of termination, (c) subject to the terms of this Agreement, any funds that we are holding in custody for you at the time of termination, less any amounts you owe us, may be withdrawn if all withdrawal-related authentication requirements have been fulfilled, (d) all license or other rights granted to either party under this Agreement will immediately terminate, (e) you will return or destroy and cease use of all Amazon Payments Materials and Trademarks (described below), and (f) your access to the Site and Seller Central will be terminated, and we will have no obligation to you to store, retain, report, or otherwise provide any copies of, or access to, any records, documents or other information in connection with your Payment Account or the Service. In addition to any payment obligations under this Agreement, the following sections of this Agreement survive and remain in effect in accordance with their terms upon the termination of this Agreement: 3.3 (with respect to any existing Reserve), 3.4, 3.9, 4.4, 5.2, 5.3, 5.4, 6.3, 7, 8.3, 9.2, 10, 11, and, as applicable, P6, B11, and S8.

7. Privacy and Confidentiality

7.1 Limits on Your Use of Information. In connection with the Service, you agree not to ask for or require any user to provide any Card, bank account, or other information related to a payment method. To facilitate the transactions between our users, you may have access to certain personal information, including without limitation names of customers or recipients, e-mail addresses, shipping addresses and other personally identifiable information of users (collectively, "Personal Information"). You will not, and will cause your affiliates not to, directly or indirectly: (a) use any Personal Information in any way inconsistent with your privacy policy or applicable law, (b) contact a person that has ordered your goods or services that have not yet been delivered with the intent to collect any amounts in connection with the order or to influence the person to make an alternative purchase, (c) disparage us, our Affiliates, or any of their or our respective products or services, or (d) target communications of any kind on the basis of the intended recipient being a user of our Service or customer of ours or our Affiliates. Subject to the foregoing, you may disclose and use Personal Information as necessary to complete the transaction, to provide customer service and for marketing purposes, provided that you post and maintain a privacy policy outlining your handling and use of Personal Information that complies with applicable law, and you provide customers the opportunity to opt-out or opt-in (as required by applicable law) of receiving any marketing communications (whether by you or any third party other than us and our Affiliates). You may disclose Personal Information to a third party if you ensure that every recipient uses the information only for the purposes for which it was disclosed and complies with the restrictions applicable to you related to that information (including without limitation under this Agreement and your privacy policy). You are liable to us for any misuse or breach of such restrictions by such recipient. The terms of this Section 7.1 do not prevent you from using information that you collect independently from the Service or information that you acquire without reference to Personal Information for any purpose, even if such information is identical to Personal Information; provided that, you may not target communications on the basis of the intended recipient being a user of our Service or customer of ours or our Affiliates.

7.2 Confidential Information. You may receive information relating to us or our Affiliates or to the Service that is not known to the general public ("Confidential Information"). You agree that: (a) all Confidential Information will remain our exclusive property, (b) you will use Confidential Information only as is reasonably necessary for your participation in the Service, and (c) you will not otherwise disclose Confidential Information to any other person.

8. License

8.1 Amazon Payments Materials.

8.1.1 Limited Use. During the term of this Agreement, you may use the Amazon Payments Materials only for your internal purposes and solely as necessary for your use of the Service.

8.1.2 Restrictions. You may not, and may not attempt to, directly or indirectly: (a) transfer, sublicense, loan, sell, assign, lease, rent, act as a service bureau, distribute or grant rights to any person or entity in the Service or the Amazon Payments Materials, (b) remove, obscure, or alter any notice of any Trademark, or other intellectual property or proprietary right appearing on or contained within the Service or on any Amazon Payments Materials, (c) modify, alter, tamper with, repair, or otherwise create derivative works of any software included in the Amazon Payments Materials; provided that, the foregoing shall not prevent you from making derivatives of software that is designated by us as "sample code" or is otherwise made available by us on the Site in accordance with separate license terms accompanying such software expressly permitting the creation of derivatives, or (d) reverse engineer, disassemble, or decompile the Amazon Payments Materials or the Service or apply any other process or procedure to derive the source code of any software included in the Amazon Payments Materials or as part of the Service.

8.1.3 Definition. "Amazon Payments Materials" include any software (including without limitation developer tools, sample source code, and code libraries), data, materials, content and printed and electronic documentation (including without limitation the Specifications and any integration guides) developed and provided by or made available by us or our Affiliates to you in connection with the Service. Amazon Payments Materials do not include any software, data or other materials specifically made available by us or our Affiliates under separate license terms or that were created by a third party, including without limitation software provided under an open source license.

8.2 Trademarks. "Amazon Payments", "Checkout by Amazon", "Pay Now", "Amazon Flexible Payments Service", the "a" Design, and other related designs, graphics, logos, page headers, button icons, scripts, and service names are trademarks, registered trademarks, or trade dress of Amazon.com, Inc. or its Affiliates in the U.S. and/or other countries (collectively, "Trademarks"). You may not use the Trademarks except as expressly permitted herein. All other trademarks not owned by us that appear on the Site or Seller Central or in connection with the Service are the property of their respective owners, who may or may not be affiliated with, connected to, or sponsored by us.

8.3 Reservations. Other than the limited use and access rights and licenses expressly set forth in this Agreement, we and our Affiliates reserve all right, title and interest (including without limitation all intellectual property and proprietary rights) in and to the Service, the Amazon Payments Materials, the Trademarks, and any other technology, software and intellectual property that we provide, make available or use to provide the Service, the Site, Seller Central, or the Amazon Payments Materials. Except for the limited use and access rights and licenses described in this Agreement, you do not, by virtue of this Agreement, acquire any ownership interest or rights in the Service, the Site, Seller Central, the Amazon Payments Materials, the Trademarks, or such other technology, software, or intellectual property provided or made available by us or our Affiliates.

8.4 Press Releases. You must not issue any press release or make any public statement related to the Service, or except as expressly provided in this Agreement, use our or any of our Affiliates' names or Trademarks in any way without our prior written permission.

9. Representations and Warranties

9.1 By You. You represent and warrant to us that: (a) you are eligible to register and use the Service and have the right, power, and ability to enter into and perform under this Agreement and grant the rights, licenses, and authorizations you grant under this Agreement, (b) the name identified by you when you registered is your name or business name under which you sell goods and services, (c) you will use the Service only to transact on your own account and not on behalf of any other person or entity, (d) you will fulfill all of your obligations to each user for which you submit a transaction and will resolve any consumer dispute or complaint directly with the purchaser and, if applicable, the Buyer Dispute Program, (e) you and all transactions initiated by you will comply with all law applicable to you, and (f) you will not use the Service, directly or indirectly, for any fraudulent undertaking or in any manner so as to interfere with the use of the Service.

9.2 Disclaimer. The Site, Seller Central, the Amazon Payments Materials and the Service are provided on an "as-is" basis. To the fullest extent permitted by applicable law, we and our Affiliates disclaim, and make no, representations or warranties of any kind, express or implied, regarding the Site, Seller Central, the Amazon Payments Materials, the Service, or any Application, including without limitation (a) any implied warranties of merchantability, satisfactory quality, fitness for a particular purpose, title or non-infringement, (b) that the Site, Seller Central, the Amazon Payments Materials, the Service, or any Application will meet your requirements, will always be available, accessible, uninterrupted, timely, secure, or operate without error or will contain any particular features or functionality, or (c) any implied warranty arising from course of dealing or trade usage.

10. Limitation of Liability

10.1 No Indirect or Consequential Damages. To the fullest extent permitted by applicable law, we and our Affiliates (and our and their respective employees, directors, agents, and representatives) will not be liable for any indirect, incidental, punitive, or consequential damages arising out of or in connection with this Agreement, the Site, Seller Central, the Amazon Payments Materials, the Service (including without limitation the inability to use the Service), or any Application using our Service.

10.2 No Liability for Transactions or Delays. In addition, and without limiting the foregoing, to the fullest extent permitted by applicable law, we and our Affiliates (and our and their respective employees, directors, agents and representatives) will not be liable for (a) any damages arising out of or in connection with any services, products, purchases, or transactions entered into through the Service, or (b) delay by us or our Affiliates (or our or their respective employees, directors, agents, and representatives) in performing our obligations under this Agreement, regardless of whether the failure or delay is caused by an event or condition beyond our control.

10.3 Limited Aggregate Liability. In addition, and without limiting the foregoing, to the fullest extent permitted by applicable law, in no event will the aggregate liability of us or our Affiliates (and our and their respective employees, directors, agents and representatives) arising out of or in connection with this Agreement or the transactions contemplated hereby, whether in contract, tort (including negligence, product liability, or other theory), warranty, or otherwise, exceed the amount of fees earned by us in connection with your use of the Service during the three-month period immediately preceding the event giving rise to the claim for liability.

10.4 Maximum Effect. The laws of certain states or other jurisdictions do not allow limitations on implied warranties, or the exclusion or limitation of certain damages. If these laws apply, some or all of the above disclaimers, exclusions, or limitations may not apply to you, and you may have rights in addition to those contained in this Agreement. Our and our Affiliates' (and our and their respective employees, directors, agents and representatives) liability is limited to the greatest extent permitted by law.

11. General Provisions

11.1 Electronic Notices and Your Consent. We primarily communicate with you via the Site, Seller Central, and the e-mail address we have on file for you. By registering for the Service and accepting the terms of this Agreement, you affirmatively consent to receive notices electronically from us (your "Consent"). You agree that we may provide all communications and transactions related to the Service and your Payment Account, including without limitation agreements related to the Service, amendments or changes to such agreements, or any Policies, disclosures, notices, transaction information, statements, policies (including without limitation notices about our Privacy Notice), responses to claims, and other customer communications that we may be required to provide to you by law (collectively, "Communications") in electronic format. Communications may be posted to the Site or Seller Central or sent by e-mail to the e-mail address we have on file for you, and all such Communications will be deemed to be in "writing" and received by you when sent to you. You are responsible for printing, storing, and maintaining your own records of such Communications. You must send notices to us at the designated e-mail address(es) on the Site or through the submission forms on the Site. We reserve the right to discontinue or modify how we provide Communications. We will give you prior notice of any change. Your continued Consent is required to use your Payment Account. To withdraw your Consent, you will need to close your Payment Account.

11.1.1 Requirements. To access, view, and retain Communications, you must have a computer with a JavaScript enabled Internet browser that supports 128-bit encryption (such as Microsoft Internet Explorer v5 or later) and access to a personal, active e-mail account. You are responsible for any costs or fees associated with these requirements, including without limitation charges for telecommunications services. We will give you prior notice if we make a change to the requirements for receiving Communications.

11.1.2 Updating Your Information. It is your responsibility to ensure that your e-mail address is accurate and remains current. To ensure that we are able to provide you with important Communications, you must update us with any change in your e-mail address. The scope of this Consent applies to the e-mail address that we currently have on file for you.

11.1.3 Requesting Paper Copies. Communications will not be distributed in paper unless you contact us and request a paper version of a particular document. We reserve the right to charge you a handling fee for any notices that we physically mail to you at your request or because your e-mail address fails.

11.2 Governing Law; Venue. The Service, the Site, and Seller Central are arranged, sponsored, and managed by us and our Affiliates in the State of Washington, USA. By visiting the Site or Seller Central or using the Service, you agree that the Federal Arbitration Act, applicable federal law, and the laws of the State of Washington, without regard to principles of conflict of laws, will govern this Agreement and any dispute of any sort that might arise between you and us or any of our Affiliates.

11.3 Disputes. Any dispute or claim relating in any way to your visit to the Site or Seller Central or to products or services sold or distributed by us or through the Site or Seller Central (including without limitation the Service) will be resolved by binding arbitration, rather than in court, except that you may assert claims in small claims court if your claims qualify. The Federal Arbitration Act and federal arbitration law apply to this agreement. There is no judge or jury in arbitration, and court review of an arbitration award is limited. However, an arbitrator can award on an individual basis the same damages and relief as a court (including injunctive and declaratory relief or statutory damages), and must follow the terms of this Agreement as a court would. To begin an arbitration proceeding, you must send a letter requesting arbitration and describing your claim to our registered agent Corporation Service Company, 300 Deschutes Way SW, Suite 304, Tumwater, WA 98051. The arbitration will be conducted by the American Arbitration Association (AAA) under its rules, including the AAA’s Supplementary Procedures for Consumer-Related Disputes. The AAA’s rules are available at www.adr.org or by calling 1-800-778-7879. Payment of all filing, administration and arbitrator fees will be governed by the AAA’s rules. We will reimburse those fees for claims totaling less than $10,000 unless the arbitrator determines the claims are frivolous. Likewise, we will not to seek attorneys' fees and costs in arbitration unless the arbitrator determines the claims are frivolous. You may choose to have the arbitration conducted by telephone, based on written submissions, or in person in the county where you live or at another mutually agreed location. You and we each agree that any dispute resolution proceedings will be conducted only on an individual basis and not in a class, consolidated, or representative action. If for any reason a claim proceeds in court rather than in arbitration you and we each waive any right to a jury trial. You and we also both agree that you or we may bring suit in court to enjoin infringement or other misuse of intellectual property rights.

11.4 Assignment. You may not assign or transfer any rights, obligations, or privileges that you have under this Agreement without our prior written consent. Subject to the foregoing, this Agreement will be binding on each party's successors and permitted assigns. Any assignment or transfer in violation of this section will be deemed null and void.

11.5 No Waiver. We will not be considered to have waived any of our rights or remedies, or portion of them, unless the waiver is in writing and signed by us. Our failure to enforce the strict performance of any provision of this Agreement will not constitute a waiver of our right to subsequently enforce such provision or any other provisions of this Agreement.

11.6 No Agency. Nothing in this Agreement is intended to or creates any type of joint venture, employee-employer, creditor-debtor, escrow, partnership, or any fiduciary relationship between you, us or our Affiliates. Further, except as expressly provided for the limited purpose of processing payments in accordance with the Specific Terms for Business Accounts and Seller Accounts: (a) neither party shall be deemed to be an agent or representative of the other by virtue of this Agreement, (b) neither party is authorized to, or will attempt to, create or assume any obligation or liability, express or implied, in the name of or otherwise on behalf of the other party, and (c) without limiting the generality of the foregoing, neither party will enter into any contract, agreement, or other commitment, make any warranty or guaranty, or incur any obligation or liability in the name or otherwise on behalf of the other party.

11.7 Severability. If any portion of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining portions of this Agreement will remain in full force and effect and, upon our request, the court will construe any invalid or unenforceable portions in a manner that most closely reflects the effect and intent of the original language. If such construction is not possible, the invalid or unenforceable portion will be severed from this Agreement and the rest of the Agreement remains in full force and effect.

11.8 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes and cancels all prior and contemporaneous agreements, claims, representations, and understandings of the parties in connection with the subject matter of this Agreement.

11.9 Cumulative Remedies. All of our rights and remedies are cumulative, not alternative, and the exercise of any right or remedy by us will not eliminate or limit our ability to exercise any other right or remedy, except to the extent required by law.

Personal Accounts

P1 Eligibility; Creating Accounts. Personal Accounts are intended for use by individuals and your Personal Account information may be accessed through the Site. If you have an Amazon Account and initiate the process to establish a Personal Account, we will automatically set up a Personal Account linked to your Amazon Account. Your Personal Account permits you to access the information in your Amazon Account to make purchases wherever Amazon Payments is accepted. Personal Accounts also are eligible to hold a Balance, make or send payments from Cards, Bank Accounts or your Balance, and receive payments from other users. Payments may be made using Applications that we provide, or Providers may enable access to the Service for the purpose of initiating transactions that are authorized by other users through their Applications. Personal Accounts may not receive Card payments. Some features may be limited based on where you are located and what we know about you. If you are not a permanent U.S. resident (which does not include holders of U.S. visas) or U.S. citizen, you may use a Personal Account only to register and access Cards for making purchases. Our collection, use, and disclosure of information associated with the Service are disclosed in our Privacy Notice.

P2 Account History. You may receive a separate receipt from a seller if the transaction involves the sale of goods or services. For preauthorized payments (as described in Section P3.4 below), you will receive an e-mail confirmation when a transaction authorized by this payment type is completed. For transactions below $1.00, you will receive a daily receipt for all such transactions initiated that day. You should print or otherwise store a copy of these for your records. Summaries of your account activity, including monthly statements, are available in the "Your Account" area of our Site. Our liability and your rights for erroneous or unauthorized transactions or activity associated with your Personal Account are governed by our Unauthorized Transactions Policy.

P3 Making Payments.

P3.1 General. You may make payments to any person who has a valid e-mail address and a Payment Account or establishes one with us. Unregistered users may not access funds sent to them until and unless (a) they create a Personal Account or Business Account and verify their e-mail address and (b) we verify their identity in accordance with Section 2.3. If an intended recipient does not have a Personal Account or Business Account, he or she will be notified that a payment request has been initiated and prompted to create an account by visiting our Site. When you send a payment, you remain the owner of those funds until that payment is accepted by the recipient. We hold those funds on your behalf, but you will not be able to disburse or send those funds to any other user unless the initial transaction is cancelled or rejected. If a payment is denied or unclaimed by the recipient, the funds will be returned to the sender (less applicable fees). We are not liable to any person for any damages associated with any unaccepted payment. Any time you send funds you are doing so at your own risk.

P3.2 Payment Methods.

P3.2.1 Types. You may register eligible payment methods in your Payment Account. Any payment method you register will automatically appear in your Amazon Account. If your available Balance is greater than the amount you wish to send, we will use your Balance as the default payment method unless otherwise specified. We may restrict the available payment method to manage risk or based on the type of transaction. Not all payment methods may be available to you when you wish to make a payment.

P3.2.2 1-Click Payments. If 1-Click is enabled for your Amazon Account, you may make payments using Amazon 1-Click. If you click the "Buy now with 1-Click button" on any product page, your order will be automatically charged to the default payment method on your account and shipped to the default address. If you wish to change your 1-Click settings, visit "Your Account" on Amazon.com and access your 1-Click settings.

P3.2.3 Bank Accounts. You may send a payment or fund a Balance electronically by transferring money from your Bank Account. Funds transfers from your Bank Account or that of a third party usually take at least three to four business days to complete. You may be charged a return fee for any ACH debit transfer request that is rejected by the holding financial institution for any reason (a "Return Fee"). Return Fees are listed in the Fee Schedule and may vary based on the jurisdiction in which you are located. Your location is determined by the primary address that is associated with your Payment Account. You authorize us to debit your Payment Account or to make an electronic fund transfer (or an equivalent bank draft) from your Bank Account to collect such return fee. We do not accept cash, money orders, or wire transfers.

P3.2.4 Cards. You may use registered Cards to pay for goods or services. You may be required to verify that you control the Card accounts that you register prior to using the Cards for transactions or to obtain additional payment privileges. You may not use your Card to make payments to yourself or to add money to your account. If you use your Card to send payments for transactions that do not involve the sale of goods or services, you may be charged a cash advance or other fee directly by your Card issuer. We are not responsible for these fees.

P3.3 Payment Authorizations. Our Service permits you to authorize payments to sellers directly or to third-party services that enable transactions with sellers. The actual payment will not be completed until the seller or service provider processes your payment authorization with us. A seller or service provider may delay in processing your authorization. The payment authorization will be held with us until the transaction is completed.

P3.4 Preauthorized Payments. The Service may permit you to preauthorize sellers to charge your Payment Account using recurring payments or multiple payments. A "recurring payment" is a payment that occurs at regular intervals for fixed amounts over a specified time period. Variable amounts are not permitted with a recurring payment. A "multiple payment" is a payment authorization given to a recipient by a sender to charge the sender's Payment Account up to a maximum amount over a specified time period. Multiple payments may be used only for non-recurring, multiple payments. You may cancel or stop either type of standing payment authorization at any time by logging into the "Your Account" portion of our Site and canceling the payment listed in "Account Settings."

P4 Withdrawals. You may withdraw funds via ACH to your Bank Account (subject to withdrawal limits). You also may purchase an Amazon.com gift card and have the funds transferred to your gift card account at the amazon.com website. Amazon.com gift card purchases are subject to additional terms and conditions as specified on the Site. You may request a physical check in the event that you do not have an ACH-enabled account. Check requests will be subject to a processing fee as disclosed in our Fee Schedule and an identity verification process.

P5 Buyer Responsibilities.

P5.1 Return of Refunded Merchandise. If you receive a refund for a purchase but you fail to return the product to the seller, we may charge you for the product consistent with the original order. Subject to our obligations under the A-to-z Guarantee, we do not issue refunds if a product or service turns out not to meet your expectations or if the seller does not fulfill its commitments, and we have no obligation to resolve any disputes related to any transaction.

P5.2 Buyer Dispute Program. If you are a buyer and you are unhappy with any goods or services that you have purchased using our Service, you should contact the seller directly first. If you are unable to resolve the matter with the seller, you may use the Buyer Dispute Program to file a complaint against the seller. If your dispute involves the sale of physical goods, you may submit a claim under our A-to-z Guarantee.

P5.3 Purchases through Amazon.com. We may enable you to make purchases of products sold through the amazon.com website using the Service. Such purchases are subject to Amazon.com's standard terms.

P5.4 Use of Provider Application. If you use our Service through a Provider's Application, you are only responsible for the Fees associated with transactions that you authorize through that Application and for which the Provider notifies you that you are responsible when you register for or use the Application.

P6 Indemnity. You will indemnify and hold harmless us and our Affiliates (and their respective employees, directors, agents, and representatives) from and against any and all claims, costs, losses, damages, judgments, Tax assessments, penalties, interest, and expenses (including without limitation reasonable attorneys' fees) arising out of any claim, action, audit, investigation, inquiry, or other proceeding instituted by a person or entity that arises out of or relates to: (a) any actual or alleged breach of your representations, warranties, or obligations set forth in this Agreement, including without limitation any violation of our Policies or Network Rules, (b) your wrongful or improper use of the Service, and (c) any transaction submitted by you through the Service.

P7 Amendment. We will send notice of any change to your Personal Account that involves an increase in fees or liability for you under this Agreement, or that results in fewer types of transactions or stricter limits on the frequency or dollar amount of transactions ("Material Change") to the email address under your profile, and that Material Change will be effective 30 days from the earlier of posting it to our Site or otherwise communicating it to you. You will be deemed to accept any Material Change if you use the Site or Service after the 30-day notice period. We may make Material Changes without prior notice if immediate changes are necessary for security reasons.

Business Accounts

B1 Eligibility; Creating Accounts. Business Accounts are only for commercial and business use and may be accessed through the Site. A Business Account has the same features of a Personal Account but also is eligible to receive Card payments for the sale of goods and services. Payments may be made using Applications that we provide, or Providers may enable access to the Service for the purpose of initiating transactions that are authorized by other users through their Applications. If your transaction volume exceeds $100,000 per year or you are deemed to be a commercial entity under the Network Rules, the Networks and our Processor(s) require that you agree to the additional terms and conditions between you and the Processor(s) under the Credit Card Association Agreement below. You are the seller of record for any sales you conduct using the Service.

B2 Account History. You may receive a separate receipt from a seller if the transaction involves the sale of goods or services. For preauthorized payments (as described in Section B3.4 below), you will receive an e-mail confirmation when a transaction authorized by this payments type is completed. For transactions below $1.00, you will receive a daily receipt for all such transactions initiated that day. You should print or otherwise store a copy of these for your records. Summaries of your account activity, including monthly statements, are available in the "Your Account" area of our Site.

B3 Making Payments.

B3.1 General. You may make payments to any person who has a valid e-mail address and a Payment Account or establishes one with us. Unregistered users may not access funds sent to them until and unless they create a Personal Account or Business Account and verify their e-mail address. If an intended recipient does not have a Personal Account or Business Account, he or she will be notified that a payment request has been initiated and prompted to create an account by visiting our Site. When you send a payment, you remain the owner of those funds until that payment is accepted by the recipient. We hold those funds on your behalf, but you will not be able to disburse or send those funds to any other user unless the initial transaction is cancelled or rejected. If a payment is denied or unclaimed by the recipient, the funds will be returned to the sender (less applicable fees). We are not liable to any person for any damages associated with any unaccepted payment. Any time you send funds you are doing so at your own risk.

B3.2 Payment Methods.

B3.2.1 Types. You may register eligible payment methods in your Payment Account. Any payment method you register will automatically appear in your Amazon Account. If your available Balance is greater than the amount you wish to send, we will use your Balance as the default payment method unless otherwise specified. We may restrict the available payment method to manage risk or based on the type of transaction. Not all payment methods may be available to you when you wish to make a payment.

B3.2.2 1-Click Payments. If 1-Click is enabled for your Amazon Account, you may make payments using Amazon 1-Click. If you click the "Buy now with 1-Click button" on any product page, your order will be automatically charged to the default payment method on your account and shipped to the default address. If you wish to change your 1-Click settings, visit "Your Account" on Amazon.com and access your 1-Click settings.

B3.2.3 Bank Accounts. You may send a payment or fund a Balance electronically by transferring money from your Bank Account. Funds transfers from your Bank Account or that of a third party usually take at least three to four business days to complete. You may be charged a return fee for any ACH debit transfer request that is rejected by the holding financial institution for any reason (a "Return Fee"). Return Fees are listed in the Fee Schedule and may vary based on the jurisdiction in which you are located. Your location is determined by the primary address that is associated with your Payment Account. You authorize us to debit your Payment Account or to make an electronic fund transfer (or an equivalent bank draft) from your Bank Account to collect such return fee. We do not accept cash, money orders, or wire transfers.

B3.2.4 Cards. You may use registered Cards to pay for goods or services. You may be required to verify that you control the Card accounts that you register prior to using the Cards for transactions or to obtain additional payment privileges. You may not use your Card to make payments to yourself or to add money to your account. If you use your Card to send payments for transactions that do not involve the sale of goods or services, you may be charged a cash advance or other fee directly by your Card issuer. We are not responsible for these fees.

B3.3 Payment Authorizations. Our Service permits you to authorize payments to sellers directly or to third-party services that enable transactions with sellers. The actual payment will not be completed until the seller or service provider processes your payment authorization with us. A seller or service provider may delay in processing your authorization. The payment authorization will be held with us until the transaction is completed.

B3.4 Preauthorized Payments. The Service may permit you to preauthorize sellers to charge your Payment Account using recurring payments or multiple payments. A "recurring payment" is a payment that occurs at regular intervals for fixed amounts over a specified time period. Variable amounts are not permitted with a recurring payment. A "multiple payment" is a payment authorization given to a recipient by a sender to charge the sender's Payment Account up to a maximum amount over a specified time period. Multiple payments may be used only for non-recurring, multiple payments. You may cancel or stop either type of standing payment authorization at any time by logging into the "Your Account" portion of our Site and canceling the payment listed in "Account Settings."

B4 Receiving Payments.

B4.1 Payment Processing Agency Appointment. You hereby appoint us as your payment processing agent for the limited purpose of receiving payments on your behalf from users that authorize payments to you directly or to third-party services that enable transactions with you. Users will receive a receipt upon payment that will indicate that payment has been made on the applicable date. Our obligation to remit funds collected by us on your behalf shall be limited to funds that we have actually received and that are not subject to Chargeback or reversal, and we shall have no obligation to pursue any collection action against any user. Receipt of funds from users by us on your behalf in connection with Service transactions shall be deemed receipt of funds from users by you and will satisfy the obligations owed to you by users in the amount of the applicable payment by the user, even if we fail to remit such funds received from users.

B4.2 Accepting Cards. You will comply with our Card processing policies, procedures, and instructions as published on our Site or provided to you from time to time. As a condition of accepting Cards using the Service, you agree to follow all applicable rules and regulations of the Networks, as amended from time to time, that are provided to you or are generally available to the public (including merchant rules posted on usa.visa.com, www.mastercard.com, www.americanexpress.com, and www.discover.com) ("Network Rules"). We may remove or add Cards or other payment methods that we accept at any time without prior notice. Except as permitted by Network Rules or applicable law, you will not (a) establish limits below which you will not accept a Card, (b) assess a surcharge for the use of a Card in connection with any transaction, or (c) dispense cash on any Card transaction. We may elect only to process Cards that receive an authorization from the applicable Network or Card issuer. An authorization does not guarantee that such transaction will be collectible or that the cardholder is actually authorized to use the Card or that the transaction will not be subject to Chargeback.

B4.3 Order Processing. Subject to the terms of this Agreement, we will process all payments and refunds for your transactions submitted through the Service. You are responsible for all information regarding goods or services that you sell, including without limitation any product names or descriptions, UPC or product codes, product notices or disclaimers, prices, product availability or status, shipping and handling charges and tax rates (collectively, "Product Information") and for providing accurate and complete Product Information to customers. You will route all order-related payments through us and not make offline adjustment requests. For each order that you send to us, the Product Information must be the same as what was presented to the purchaser when placing the order. Our, or one of our Affiliates', name will appear on the customer's Card statement (which may also display, at our option, your name). We will determine the time at which we process payments and refunds for your transactions.

B4.4 Delivery Errors and Nonconformities; Product Recalls. You are responsible for any non-delivery, misdelivery, theft or other mistake or act in connection with the fulfillment and delivery of your goods or services, except to the extent caused by (a) Card fraud for which we are responsible under Section B6, or (b) our failure to make available to you transaction information as it was received by us. You are also responsible for any non-conformity or defect in, or any public or private recall of, any of your goods or services. You will notify us promptly as soon as you have knowledge of any public or private recalls of your goods or services.

B4.5 Refunds and Returns.

B4.5.1 Your Obligations. You will accept and process returns of, and provide refunds and adjustments for, your goods or services in accordance with this Agreement and your policies posted on your website at the time of the applicable sale, and you will calculate and refund any associated taxes required to be refunded. You will route all refund (and adjustment) payments through us. We or our designated Affiliate will credit the applicable account, and you will reimburse us for all amounts so refunded. We have no obligation to accept any returns of any of your goods or services.

B4.5.2 Card Refunds. Unless otherwise permitted by Network Rules, you will (a) maintain a fair policy for the return or cancellation of merchandise or services and adjustment of Card sales, (b) disclose your return or cancellation policy to your customers at the time of purchase, (c) not give cash refunds to a customer in connection with a Card sale, unless required by law, and (d) not accept cash or any other consideration for preparing a refund to be deposited to a customer's account in connection with a Card sale. The amount of the refund/adjustment cannot exceed the amount shown as the total on the original sales data except by the exact amount required to reimburse the customer for postage that the customer paid to return merchandise. If you accept returns and are making an uneven exchange of merchandise (e.g., the sales price is not the same), you must issue a credit for the total amount of the merchandise being returned and complete a new sale for any new merchandise.

B4.6 Customer Service. Unless provided otherwise elsewhere in this Agreement, you will be solely responsible for all customer service issues relating to your goods or services, order fulfillment, order cancellation by you or the customer, returns, refunds and adjustments, and feedback concerning experiences with your personnel, policies or processes. In performing customer service, you will always present yourself as a separate entity from us. As between you and us, we will be solely responsible for all customer service issues relating to any Payment Account, payment, Card processing, debiting or crediting, and Buyer Dispute Program.

B5 Withdrawals. You may withdraw funds via ACH to your Bank Account (subject to withdrawal limits). You also may purchase an Amazon.com gift card and have the funds transferred to your gift card account at the amazon.com website. Amazon.com gift card purchases are subject to additional terms and conditions as specified on the Site. You may request a physical check in the event that you do not have an ACH-enabled account. Check requests will be subject to a processing fee as disclosed in our Fee Schedule and an identity verification process.

B6 Payment Protection Policy. We will not hold you liable for a Chargeback if you and the transaction meet all the following requirements: (a) the transaction is for the sale of physical goods (e.g., books, DVDs, etc.) and not for intangible goods (e.g., services, digital content, or cash equivalents or stored value instruments such as gift cards), (b) the Chargeback (whether for transactions involving Cards or reversals on bank account transfers) is disputed and classified as "Unauthorized Payment" and not any other way (e.g., "significantly not as described," "merchandise is defective," or "non-receipt of merchandise"), (c) you provide all requested information within the time limit specified by us, including without limitation valid proof of delivery, and (d) you have not violated the terms of this Agreement.

B7 Buyer Responsibilities.

B7.1 Return of Refunded Merchandise. If you receive a refund for a purchase but you fail to return the product to the seller, we may charge you for the product consistent with the original order. Subject to our obligations under the A-to-z Guarantee, we do not issue refunds if a product or service turns out not to meet your expectations or if the seller does not fulfill its commitments, and we have no obligation to resolve any disputes related to any transaction.

B7.2 Responsibilities under Buyer Dispute Program. If you are a buyer and you are unhappy with any goods or services that you have purchased using our Service, you should contact the seller directly first. If you are unable to resolve the matter with the seller, you may use the Buyer Dispute Program to file a complaint against the seller. If your dispute involves the sale of physical goods, you may submit a claim under our A-to-z Guarantee.

B7.3 Purchases through Amazon.com. We may enable you to make purchases of products sold through the amazon.com website using the Service. Such purchases are subject to Amazon.com's standard terms.

B7.4 Use of Provider Application. If you use our Service through a Provider's Application, you are only responsible for the Fees associated with transactions that you authorize through that Application and for which the Provider notifies you that you are responsible when you register for or use the Application.

B8 Provider Responsibilities. If you are a Provider, you are responsible for the Fees associated with any transactions processed through your Application unless you or your Application (a) indicate that a user should be charged the applicable fees, (b) notify the user of the applicable Fees, and (c) obtain an authorization from the user. Providers are not permitted to hold funds on behalf of other users.

B9 Use of Trademarks. Subject to the terms of this Agreement and provided your Business Account is in good-standing, we grant you a non-exclusive, non-transferable, non-assignable, non-sublicenseable, revocable license to use the Trademarks on your websites, solely in connection with the Service and solely in accordance with our trademark guidelines and such other documentation as we may make available from time to time; provided the names of those domains and subdomains do not contain any of our Trademarks or any other trademark of Amazon or its Affiliates, or any confusingly similar trademark ("Trademark License"). We may add, substitute, or remove Trademarks from time to time, and you agree that you will add, substitute, or remove any Trademarks, as we reasonably request, as promptly as reasonably possible. You acknowledge that we and our Affiliates are the sole owners of the Trademarks, and you agree to do nothing inconsistent with that ownership. Your use of the Trademarks and all goodwill arising out of your use of the Trademarks will inure to the sole benefit of us and our Affiliates, and will not create for you any right, title, or interest in the Trademarks. You may not use the Trademarks in connection with any product or service other than the Service, or in any manner that is likely to (a) cause consumer confusion, (b) dilute the value of any Trademark, (c) impair our ownership or rights in the Trademarks, or (d) disparage or discredit us or our Affiliates. You may not modify or alter any Trademark, nor shall you combine any Trademark with any other trademark, word, symbol, letter, or design. You may not use any of our Trademarks or any other trademark of Amazon.com, Inc. or its Affiliates, or any confusingly similar trademark, in the name of any domain name or subdomain. You must use or display the Trademarks in a manner consistent with the level of quality historically associated with our Trademarks, and you must undertake any steps as we may reasonably request to assist us in monitoring the quality of any of your products or services for which the Trademarks are used. We have the right to monitor your use of the Trademarks and the right to take all action we deem necessary to ensure that the products or services for which you use the Trademarks are not diluting the value of any Trademark. We may revoke this Trademark License at any time in our sole discretion. We and our Affiliates may use your name, logo, service name, or trademarks as designated by you solely as necessary to provide the Service in accordance with our Specifications and other Policies (including without limitation in co-branded web pages used to process orders). We and our Affiliates may use your name or logo on any platform to identify you as a participating merchant.

B10 Additional Representations and Warranties. You represent and warrant to us that: (a) any sales transaction submitted by you will represent a bona fide sale by you as described on your website or Application, (b) any sales transactions submitted by you and all Product Information will accurately describe the goods and/or services sold and delivered to a purchaser, (c) you will accurately and in compliance with applicable law describe your use of Personal Information and your use of the Service in your privacy policy, (d) except in the ordinary course of business, no sales transaction submitted by you through the Service will represent a sale to any principal, partner, proprietor, or owner of you, and (e) you will not and will not authorize any other party to use any Public Software in any manner that requires, pursuant to the license applicable to such Public Software, that the Service or any Amazon Payments Materials be disclosed, licensed, distributed or otherwise made available to anyone. "Public Software" means any software, documentation or other material that contains, or is derived (in whole or in part) from, any software, documentation or other material that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including, but not limited to software, documentation or other material licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) the GNU General Public License (GPL); Lesser/Library GPL (LGPL), or Free Documentation License; (ii) The Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; and (viii) the Apache License.

B11 Indemnity. You will indemnify, defend, and hold harmless us and our Affiliates (and our and their respective employees, directors, agents, and representatives) from and against any and all claims, costs, actions, suits, or demands and any related losses, damages, judgments, Tax assessments, penalties, interest, and expenses (including without limitation reasonable attorneys' fees) arising out of any claim, action, audit, investigation, inquiry, or other proceeding instituted by a person or entity that arises out of or relates to (a) any actual or alleged breach of your representations, warranties, or obligations set forth in this Agreement, (b) any actual or alleged infringement, misappropriation, or violation of any third-party rights or applicable law by your trademarks used in connection with the Service or your website or Application using the Service, (c) your use of the Service, (d) any transaction submitted by you through the Service, and (e) if you are a Provider, your Application and any transactions that you submit to our Service either for yourself or on behalf of another users.

Seller Accounts

S1 Eligibility; Creating Accounts. Seller Accounts are only for commercial and business use for the sale of goods and approved services using Checkout by Amazon and any other products designated by us. Seller Accounts may not send payments to any other user. Seller Accounts will not be linked to any Personal Account or Business Account that you open, so you will need to access them separately. Seller Accounts may not send funds to other accounts. If your transaction volume exceeds $100,000 per year or you are deemed to be a commercial entity under the Network Rules, the Networks and our Processor(s) require that you agree to the additional terms and conditions between you and the Processor(s) under the Credit Card Association Agreement below. You are the seller of record for any sales you conduct using the Service.

S2 Account History. Summaries of account activity are available in Seller Central.

S3 Receiving Payments.

S3.1 Payment Processing Agency Appointment. You hereby appoint us as your payment processing agent for the limited purpose of receiving payments on your behalf from users that authorize payments to you directly or to third-party services that enable transactions with you. Users will receive a receipt upon payment that will indicate that payment has been made on the applicable date. Our obligation to remit funds collected by us on your behalf shall be limited to funds that we have actually received and that are not subject to Chargeback or reversal, and we shall have no obligation to pursue any collection action against any user. Receipt of funds from users by us on your behalf in connection with Service transactions shall be deemed receipt of funds from users by you and will satisfy the obligations owed to you by users in the amount of the applicable payment by the user, even if we fail to remit such funds received from users.

S3.2 Accepting Cards. You will comply with our Card processing policies, procedures, and instructions as published on our Site or Seller Central or provided to you from time to time. As a condition of accepting Cards using the Service, you agree to follow all applicable rules and regulations of the Networks, as amended from time to time, that are provided to you or are generally available to the public (including merchant rules posted on usa.visa.com, www.mastercard.com, www.americanexpress.com, and www.discover.com) ("Network Rules"). We may remove or add Cards or other payment methods that we accept at any time without prior notice. Except as permitted by Network Rules or applicable law, you will not (a) establish limits below which you will not accept a Card, (b) assess a surcharge for the use of a Card in connection with any transaction, or (c) dispense cash on any Card transaction. We will only process Cards that receive an authorization from the applicable Network or Card issuer. An authorization does not guarantee that such transaction will be collectible or that the cardholder is actually authorized to use the Card or that the transaction will not be subject to Chargeback.

S3.3 Order Processing. Subject to the terms of this Agreement, we will process all payments and refunds for your transactions submitted through the Service. You are responsible for all information regarding goods or services that you sell, including without limitation any product names or descriptions, UPC or product codes, product notices or disclaimers, prices, product availability or status, shipping and handling charges and tax rates (collectively, "Product Information") and for providing accurate and complete Product Information to customers. You will route all order-related payments through us and not make offline adjustment requests. For each order that you send to us, the Product Information must be the same as what was presented to the purchaser when placing the order. Our, or one of our Affiliates', name will appear on the customer's Card statement (which may also display, at our option, your name). We will determine the time at which we process payments and refunds for your transactions.

S3.4 Delivery Errors and Nonconformities; Product Recalls. You are responsible for any non-delivery, misdelivery, theft or other mistake or act in connection with the fulfillment and delivery of your goods or services, except to the extent caused by (a) Card fraud for which we are responsible under Section S5, or (b) our failure to make available to you transaction information as it was received by us. You are also responsible for any non-conformity or defect in, or any public or private recall of, any of your goods or services. You will notify us promptly as soon as you have knowledge of any public or private recalls of your goods or services.

S3.5 Refunds and Returns.

S3.5.1 Your Obligations. You will accept and process returns of, and provide refunds and adjustments for, your goods or services in accordance with this Agreement and your policies posted on your website at the time of the applicable sale, and you will calculate and refund any associated taxes required to be refunded. You will route all refund (and adjustment) payments through us. We or our designated Affiliate will credit the applicable account, and you will reimburse us for all amounts so refunded. We have no obligation to accept any returns of any of your goods or services.

S3.5.2 Card Refunds. Unless otherwise permitted by Network Rules, you will (a) maintain a fair policy for the return or cancellation of merchandise or services and adjustment of Card sales, (b) disclose your return or cancellation policy to your customers at the time of purchase, (c) not give cash refunds to a customer in connection with a Card sale, unless required by law, and (d) not accept cash or any other consideration for preparing a refund to be deposited to a customer's account in connection with a Card sale. The amount of the refund/adjustment cannot exceed the amount shown as the total on the original sales data except by the exact amount required to reimburse the customer for postage that the customer paid to return merchandise. If you accept returns and are making an uneven exchange of merchandise (e.g., the sales price is not the same), you must issue a credit for the total amount of the merchandise being returned and complete a new sale for any new merchandise.

S3.6 Customer Service. Unless provided otherwise elsewhere in this Agreement, you will be solely responsible for all customer service issues relating to your goods or services, order fulfillment, order cancellation by you or customer, returns, refunds and adjustments, and feedback concerning experiences with your personnel, policies or processes. In performing customer service, you will always present yourself as a separate entity from us. As between you and us, we will be solely responsible for all customer service issues relating to any Payment Account, payment, Card processing, debiting or crediting, and Buyer Dispute Program.

S3.7 Amazon.com Associates Program. Our Service may permit you to advertise products offered on Amazon.com through the Amazon.com Associates Program and receive referral fees for eligible products. To use this service feature, you are required to register with the Amazon.com Associates Program and use your Amazon.com Associates ID. You will not be able to select individual items. Your participation in the Amazon.com Associate Program, including the payment of any referral fees, is subject solely to the terms and conditions governing the Amazon.com Associates Program, including the Associates Operating Agreement.

S4 Withdrawals. Subject to restrictions described in this Agreement, we will automatically disburse to your Bank Account funds for a transaction submitted to us 14 days after the first business day on which the transaction is completed and to the extent we have received payment (less any fees due). Payments will be made only to a Bank Account.

S5 Payment Protection Policy. We will not hold you liable for Chargebacks if you and the transactions meet all the following requirements: (a) the transaction must be for the sale of physical goods (e.g., books, DVDs, etc.) and not for intangible goods (e.g., services, digital content, or cash equivalents such as gift cards), (b) Chargebacks (whether for transactions involving Cards or reversals on bank account transfers) are disputed and classified as "Unauthorized Payment" and not any other way (e.g., "significantly not as described," "merchandise is defective," or "non-receipt of merchandise"), (c) you must provide all requested information within the time limit specified by us, including without limitation valid proof of delivery, and (d) you have not violated the terms of this Agreement.

S6 Use of Trademarks. Subject to the terms of this Agreement and provided your Seller Account is in good-standing, we grant you a non-exclusive, non-transferable, non-assignable, non-sublicenseable, revocable license to use the Trademarks on your website, solely in connection with the Service and solely in accordance with our trademark guidelines and such other documentation as we may make available from time to time; provided the names of those domains and subdomains do not contain any of our Trademarks or any other trademark of Amazon or its Affiliates, or any confusingly similar trademark ("Trademark License"). We may add, substitute, or remove Trademarks from time to time, and you agree that you will add, substitute, or remove any Trademarks, as we reasonably request, as promptly as reasonably possible. You acknowledge that we and our Affiliates are the sole owners of the Trademarks, and you agree to do nothing inconsistent with that ownership. Your use of the Trademarks and all goodwill arising out of your use of the Trademarks will inure to the sole benefit of us and our Affiliates, and will not create for you any right, title, or interest in the Trademarks. You may not use the Trademarks in connection with any product or service other than the Service, or in any manner that is likely to (a) cause consumer confusion, (b) dilute the value of any Trademark, (c) impair our ownership or rights in the Trademarks, or (d) disparage or discredit us or our Affiliates. You may not modify or alter any Trademark, nor shall you combine any Trademark with any other trademark, word, symbol, letter, or design. You may not use any of our Trademarks or any other trademark of Amazon.com, Inc. or its Affiliates, or any confusingly similar trademark, in the name of any domain name or subdomain. You must use or display the Trademarks in a manner consistent with the level of quality historically associated with our Trademarks, and you must undertake any steps as we may reasonably request to assist us in monitoring the quality of any of your products or services for which the Trademarks are used. We have the right to monitor your use of the Trademarks and the right to take all action we deem necessary to ensure that the products or services for which you use the Trademarks are not diluting the value of any Trademark. We may revoke this Trademark License at any time in our sole discretion. We and our Affiliates may use your name, logo, service name, or trademarks as designated by you solely as necessary to provide the Service in accordance with our Specifications and other Policies (including without limitation in co-branded web pages used to process orders). We and our Affiliates may use your name or logo on any platform to identify you as a participating merchant.

S7 Additional Representations and Warranties. You represent and warrant to us that: (a) any sales transaction submitted by you will represent a bona fide sale by you as described on your website or application, (b) any sales transactions and all Product Information submitted by you will accurately describe the goods and/or services sold and delivered to a purchaser, (c) you will accurately describe your use of Personal Information and your use of the Service in your privacy policy, (d) except in the ordinary course of business, no sales transaction submitted by you through the Service will represent a sale to any principal, partner, proprietor, or owner of you, and (e) you will not and will not authorize any other party to use any Public Software in any manner that requires, pursuant to the license applicable to such Public Software, that the Service or any Amazon Payments Materials be disclosed, licensed, distributed or otherwise made available to anyone. "Public Software" means any software, documentation or other material that contains, or is derived (in whole or in part) from, any software, documentation or other material that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including, but not limited to software, documentation or other material licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) the GNU General Public License (GPL); Lesser/Library GPL (LGPL), or Free Documentation License; (ii) The Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; and (viii) the Apache License.

S8 Indemnity. You will indemnify, defend, and hold harmless us and our Affiliates (and our and their respective employees, directors, agents, and representatives) from and against any and all claims, costs, actions, suits, or demands and any related losses, damages, judgments, Tax assessments, penalties, interest, and expenses (including without limitation reasonable attorneys' fees) arising out of any claim, action, audit, investigation, inquiry, or other proceeding instituted by a person or entity that arises out of or relates to (a) any actual or alleged breach of your representations, warranties, or obligations set forth in this Agreement, (b) any actual or alleged infringement, misappropriation, or violation of any third-party rights or applicable law by your trademarks used in connection with the Service or your website or Application using the Service, (c) your use of the Service, and (d) any transaction submitted by you through the Service.

S9 Amendment. In addition to posting modifications to the Site, we may post modifications relating to Seller Accounts at Seller Central, and the modification will become effective upon the earlier of posting it to our Site, Seller Central, or otherwise communicating it to you, and you will be deemed to accept the modification if you use the Site, Seller Central, or Service after it has been posted.

The following agreement only applies to you if you have a Business Account or Seller Account and your transaction volume exceeds $100,000 per year or you are deemed to be a commercial entity under the Network Rules.

CREDIT CARD ASSOCIATION AGREEMENT

This Credit Card Association Agreement is a separate agreement between you ("you") and one or more providers of settlement and processing services ("Processor") used by Amazon Payments, Inc. ("Amazon Payments") to provide payment processing services to you. It applies to payment transactions that involve credit cards, debit cards, and other evidence of an account that both bear a logo of MasterCard International Incorporation, Visa U.S.A., Inc., or Visa International (the "Associations") and are issued by an Association member (each, a "Card"). The Associations require that you enter into this separate agreement with the Processor to use Amazon Payments services. For purposes of this Credit Card Association Agreement, "Processor" includes Paymentech L.P. and/or any other payment processing provider that Amazon Payments notifies you is processing Card transactions for you.

By registering for and using your Account with Amazon Payments, you agree to the terms and conditions of this Credit Card Association Agreement and all incorporated agreements, documents, or policies.

A. Relationship to User Agreement. Processor's Card processing services are part of the services made available to you as a "commercial entity" defined by the Associations' Rules (described below) and as a holder of the Payment Account pursuant to your User Agreement with Amazon Payments. The terms of this Credit Card Association Agreement are separate and in addition to the terms of the User Agreement. With respect to Card transactions processed by Processor, you agree to adhere to the applicable terms and conditions of the User Agreement and all associated policies of Amazon Payments.

B. Term; Termination. This Credit Card Association Agreement is effective as of date you were approved for an Account and continues so long as you maintain an Account. This Credit Card Association Agreement will terminate immediately upon the termination or expiration of the User Agreement or if your Account is closed. Processor may terminate this Credit Card Association Agreement or otherwise suspend its processing services to you if (a) you breach any term or condition of this Credit Card Association Agreement or the User Agreement related to the processing of Cards, including without limitation the violation of Association Rules (described below), or (b) the agreement between Processor and Amazon Payments regarding the Processor's payment processing services for Cards transactions terminates or expires. Sections D through H will survive any termination of this Credit Card Association Agreement.

C. Associations. The Associations require that you will comply with all bylaws, rules, and regulations of the Associations, as may be applicable to you and your Card transactions and as are in effect from time to time ("Association Rules"). You understand that Processor may be required to modify this Credit Card Association Agreement in order to comply with requirements imposed by the Association Rules. You may use the logos of the Associations only in the manner authorized by the Associations and to indicate that Cards of the Associations are accepted as methods of payment using the Amazon Payments service.

D. Cardholder Data. As a part of Amazon Payments' services you may not have access to certain information associated with Cards being processed, including without limitation account number, expiration date, and the card verification value (CVV2/CVC2) (collectively, "Cardholder Data"). You will not solicit, collect, store, or disclose Cardholder Data except as expressly permitted by Amazon Payments, Processors, the Association Rules, and applicable law. If you are given access to Cardholder Data, you must exercise reasonable care to prevent disclosure of Cardholder Data, other than to your agents and contractors for the purpose of assisting you in completing a Card transaction, or to the applicable Association, or as specifically required by law. You may not use any Card or Cardholder Data other than for the sole purpose of completing the transaction authorized by the customer for which the information was provided to you, or as specifically allowed by Association Rules, or required by law. To the extent you have access to Cardholder Data, Association Rules require you to comply with all security standards and guidelines that may be published from time to time by the Associations, including without limitation the PCI Data Security Standard and Visa U.S.A. Cardholder Information Security Program (collectively, the "Security Guidelines"). Your failure to comply with these Security Guidelines may result in fines and/or penalties being levied against you or against us because of you actions by the Associations.

E. Indemnification. You agree to indemnify and hold harmless Processor against all claims, actions, demands, losses, liabilities, damages, and expenses arising from or related to (a) any breach of any obligation under this Credit Card Association Agreement or the User Agreement (related to Card transactions processed by Processor), including without limitation any violation of Association Rules; (b) any misrepresentation or fraud by you in applying for or maintaining an Account, your submission of Card transactions for processing, or the operation of your business; or (c) your provision or sale of goods or services to cardholders for Cards transactions processed by Processor.

F. Warranty Disclaimer. Processor makes no representations or warranties, whether express or implied, regarding any service provided directly or indirectly to you, including without limitation, any warranties of merchantability, fitness for a particular purpose, title or non-infringement or implied warranties arising from a course dealing or trade usage.

G. Limitation of Liability. To the extent allowed by law, Processor and its affiliates, directors, officers, and employees will not be liable for any indirect, incidental, punitive, or consequential damages arising out of or related to this Credit Card Association Agreement or Processor's payment services, including without limitation any inability, delay, or errors in using the services.

H. General Provisions. This Credit Card Association Agreement will be binding upon and will inure to the benefit of the parties' respective representatives, successors, and assigns. This Credit Card Association Agreement may not be amended except by Processor upon notice to you, and your continued use of Amazon Payments' services after such notice constitutes your acceptance of such amendment. The failure of a party to this Credit Card Association Agreement to object to or to take affirmative action with respect to any conduct of the other party that is in violation of the terms of this Credit Card Association Agreement will not be construed as a waiver thereof, or as waiver of any future breach or subsequent wrongful conduct. If any term or condition of this Credit Card Association Agreement should be held invalid by a court, arbitrator, or tribunal of competent jurisdiction in any respect, such invalidity will not affect the validity of any other term or condition hereof. If any term or condition of this Credit Card Association Agreement should be held to be unreasonable as to time, scope, or otherwise by such a court, arbitrator, or tribunal, it will be construed by limiting or reducing it to the minimum extent so as to be enforceable under then applicable law. As between you and Paymentech, this Credit Card Association Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to its choice of law rules. This Credit Card Association Agreement and all referenced documents constitute the entire understanding between you and Processor and supersede any and all agreements or understanding, whether in writing or otherwise, relating specifically to the subject matter hereof.